UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the Securities Exchange
                                   Act of 1934



       Date of Report (Date of earliest event reported) December 21, 2001


                             INGERSOLL-RAND COMPANY
             (Exact name of registrant as specified in its charter)


    New Jersey                     1-985                    13-5156640
(State of incorporation)   (Commission File Number)      (I.R.S.Employer
                                                        Identification No.)

Woodcliff Lake, New Jersey                                    07677
(Address of principal executive offices)                    (Zip Code)




        Registrant's telephone number, including area code (201) 573-0123


                             INGERSOLL-RAND COMPANY


Item 5.        OTHER EVENTS

Approximately $62 million has been received from the U.S. government by The Torrington Company, a wholly owned subsidiary of Ingersoll-Rand Company, in connection with multi-year continued dumping and subsidy offset claims filed by The Torrington Company pursuant to the Continued Dumping and Subsidy Offset Act of 2000.




                             INGERSOLL-RAND COMPANY
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             INGERSOLL-RAND COMPANY
                                  (Registrant)


Date: December 21, 2001        /S/ Patricia Nachtigal
                               Patricia Nachtigal
                               Senior Vice President and General Counsel